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                                                                  Exhibit 4.2

                            REGISTRATION AGREEMENT

     THIS REGISTRATION AGREEMENT (this "AGREEMENT"), dated April 11, 1996, is by and among Technology Specialists, Inc., a Pennsylvania corporation (the "CORPORATION"), the persons and entities identified on SCHEDULE 1 hereto (the "INVESTORS"), Robert Foley, Jr. ("FOLEY"), Claire Reid ("REID" and, together with Foley, the "EXECUTIVES") and Chemical Bank ("CHEMICAL BANK").

                                   RECITALS

     A. The Investors have agreed to acquire approximately 80% of the securities of the Corporation pursuant to (i) that certain Stock Purchase Agreement, dated March 28, 1996 (the "PURCHASE AGREEMENT"), by and among the Corporation, the Investors and certain security holders of the Corporation and (ii) that certain Stock Redemption and Option Termination Agreement, dated as of March 28, 1996 (the "REDEMPTION AGREEMENT"), between the Corporation and certain security holders of the Corporation.

     B. The Executives have agreed to remain in the employ of the Corporation and retain ownership of certain securities of the Corporation held thereby, provided that certain securities registration rights are granted to the Executives.

     C. The Corporation and Chemical Bank have entered into that certain Warrant Agreement, dated as of April 11, 1996 (the "WARRANT AGREEMENT"), between the Corporation and Chemical Bank, pursuant to which the Corporation will issue warrants to purchase shares of Series A Non-Voting Common Stock to Chemical Bank (the "WARRANTS").

     D. The Corporation, the Investors, the Executives and Chemical Bank deem it desirable to enter into this Agreement in order to grant securities registration rights to the Investors, the Executives and Chemical Bank.

                                  AGREEMENTS

     In consideration of the recitals and the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   DEFINITIONS.  As used in this Agreement:

          (a) "CHEMICAL BANK" means Chemical Bank, a New York banking corporation.

          (b) "CHEMICAL BANK SHARES" means at any time (i) any shares of Common Stock then outstanding that were issued, directly or indirectly, upon the exercise of the Warrants or upon the conversion of shares of Series A Non-Voting Common Stock issued upon the exercise of the Warrants; (ii) any Common Stock then issuable, directly or indirectly, upon the exercise of the Warrants or conversion of shares of Series A Non-Voting Common Stock issuable

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upon the exercise of the Warrants; (iii) any shares of Common Stock then outstanding which were issued, directly or indirectly, as, or were issued, directly or indirectly, upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of other Chemical Bank Shares; and (iv) any shares of Common Stock then issuable, directly or indirectly, upon the conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of other Chemical Bank Shares; provided, however, that Chemical Bank Shares shall not include any shares the sale of which has been registered pursuant to the Securities Act or sold to the public pursuant to Rule 144 promulgated by the Commission under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a Holder of Chemical Bank Shares whenever such Person holds a security exercisable for or convertible into such Chemical Bank Shares, whether or not such exercise or conversion has actually been effected.

          (c)  "COMMISSION" means the Securities and Exchange Commission.

          (d) "COMMON STOCK" means the Series C Common Stock, par value $.01 per share, of the Corporation.

          (e)  "EXECUTIVES' SHARES" means the Foley Shares and the Reid Shares.

          (f)  "FOLEY" means Robert Foley, Jr.

          (g)  "FOLEY OPTIONS" means the Old Options and the New Foley Options.

          (h) "FOLEY SHARES" means at any time (i) any shares of Common Stock then outstanding that were issued, directly or indirectly, upon the exercise of the Foley Options or upon the conversion of shares of Series A Voting Common Stock or Series B Common Stock issued, directly or indirectly, upon the exercise of the Foley Options; (ii) any shares of Common Stock then issuable, directly or indirectly, upon the exercise of the Foley Options or upon the conversion of shares of Series A Voting Common Stock or Series B Common Stock issuable upon the exercise of the Foley Options; (iii) any shares of Common Stock then outstanding which were issued, directly or indirectly, as, or were issued, directly or indirectly, upon the conversion or exercise of other securities issued as a dividend or other distribution with respect to or in replacement of other Foley Shares; and (iv) any shares of Common Stock then issuable, directly or indirectly, upon the conversion or exercise of other securities which were issued as, a dividend or other distribution with respect to or in replacement of other Foley Shares; provided, however, that Foley Shares shall not include any shares the sale of which has been registered pursuant to the Securities Act or sold to the public pursuant to Rule 144 promulgated by the Commission under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a Holder of Foley Shares whenever such Person holds a security exercisable for or convertible into, directly or indirectly, such Foley Shares, whether or not such exercise or conversion has actually been effected.


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          (i)  "HOLDER" is any holder of Registrable Shares who is a successor or assign or subsequent holder contemplated by Section 11 hereof.

          (j) "INVESTORS' SHARES" means at any time (i) any shares of Common Stock then outstanding that were issued, directly or indirectly, upon the conversion of shares of Series A Voting Common Stock or Series A Non-Voting Common Stock issued pursuant to the Purchase Agreement; (ii) any shares of Common Stock then issuable, directly or indirectly, upon the conversion of shares of Series A Voting Common Stock or Series A Non-Voting Common Stock issued pursuant to the Purchase Agreement; (iii) any shares of Common Stock then outstanding which were issued, directly or indirectly, as, or were issued, directly or indirectly, upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of other Investors' Shares; and (iv) any shares of Common Stock then issuable, directly or indirectly, upon the conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of other Investors' Shares; provided. however, that Investors' Shares shall not include any shares the sale of which has been registered pursuant to the Securities Act or sold to the public pursuant to Rule 144 promulgated by the Commission under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a Holder of Investors' Shares whenever such Person holds a security exercisable for or convertible into, directly or indirectly, such Investors' Shares, whether or not such exercise or conversion has actually been effected.

          (k) "IPO" means the Corporation's first underwritten public offering of shares of Common Stock pursuant to a registration statement filed with the Commission.

          (l) "MATERIAL ADVERSE EFFECT" means a material adverse effect on the per share price of the securities to be sold in the offering.

          (m) "NEW FOLEY OPTIONS" means options to purchase 83,500 shares of Series B Common Stock issued by the Corporation to Foley pursuant to the New Option Plan.

          (n) "NEW OPTION PLAN" means the Technology Specialists, Inc. 1996 Stock Option Plan adopted by the Board of Directors of the Corporation on April 11, 1996.

          (o) "OLD FOLEY OPTIONS" means options to purchase 75,000 shares of Series A Voting Common Stock issued by the Corporation to Foley pursuant to the Corporation's 1988 Nonqualified Stock Option Plan.

          (p) "PERSON" means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.


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          (q)  "PURCHASE AGREEMENT" means that certain Stock Purchase
Agreement, dated March 28, 1996, by and among the Corporation, the Investors and certain security holders of the Corporation.

          (r) "REDEMPTION AGREEMENT" means that certain Stock Redemption and Option Termination Agreement, dated as of March 28, 1996, between the Corporation and certain security holders of the Corporation.

          (s) "REGISTRABLE SHARES" means the Investors' Shares, the Executives' Shares and the Chemical Bank Shares.

          (t) "REGISTRATION EXPENSES" has the meaning ascribed to such term in Section 5 hereof.

          (u)  "REID" means Claire Reid.

          (v) "REID OPTIONS" means options to purchase 62,500 shares of Series B Common Stock issued by the Corporation to Reid pursuant to the New Option Plan.

          (w) "REID SHARES" means at any time (i) any shares of Common Stock then outstanding that were issued, directly or indirectly, upon the exercise of the Reid Options or upon the conversion of shares of Series A Voting Common Stock held by Reid on the date hereof, after giving effect to the consummation of the transactions contemplated by the Redemption Agreement;
(ii) any shares of Common Stock then issuable, directly or indirectly, upon the exercise of the Reid Options or upon the conversion of shares of Series A Voting Common Stock held by Reid on the date hereof, after giving effect to the consummation of the transactions contemplated by the Redemption Agreement; (iii) any shares of Common Stock then outstanding which were issued, directly or indirectly, as, or were issued, directly or indirectly, upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of other Reid Shares; and (iv) any shares of Common Stock then issuable, directly or indirectly, upon the conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of other Reid Shares; provided, however, that Reid Shares shall not include any shares the sale of which has been registered pursuant to the Securities Act or sold to the public pursuant to Rule 144 promulgated by the Commission under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a Holder of Reid Shares whenever such Person holds a security exercisable for or convertible into, directly or indirectly, such Reid Shares, whether or not such exercise or conversion has actually been effected.

          (x)  "SECURITIES ACT" means the Securities Act of 1933, as amended.

          (y) "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.


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          (z)  "SERIES A NON-VOTING COMMON STOCK " means the Series A
Non-Voting Common Stock, par value $.01 per share, of the Corporation.

          (aa) "SERIES A VOTING COMMON STOCK" means the Series A Voting Common Stock, par value $.01 per share, of the Corporation.

          (bb) "SERIES B COMMON STOCK" means the Series B Common Stock, par value $.01 per share, of the Corporation.

          (cc) "WARRANT AGREEMENT" means that certain Warrant Agreement, dated as of April 11, 1996, among the Corporation and Chemical Bank.

          (dd) "WARRANTS" means warrants to purchase shares of Series A Non-Voting Common Stock issued by the Corporation to Chemical Bank pursuant to the Warrant Agreement.

     2.   PIGGYBACK REGISTRATIONS.

          (a) RIGHT TO PIGGYBACK.. Whenever (i) the Corporation intends to sell its securities in a primary offering pursuant to a registration statement filed with the Commission or whenever the securities of the Corporation then issued and outstanding are to be registered under the Securities Act (other than pursuant to a registration statement on Form S-8 or Form S-4, or their successors) and (ii) the registration form to be used may be used for the registration of Registrable Shares (a "PIGGYBACK REGISTRATION"), the Corporation will give prompt written notice to all Holders of Registrable Shares of its intention to effect such a registration and will include in such registration, subject to the terms of paragraph (b) of this Section 2, all Registrable Shares with respect to which the Corporation has received written requests for inclusion therein within 30 days after the Corporation's notice has been given. The Corporation shall have the right to postpone or withdraw any Piggyback Registration without obligation or liability to any Holder of Registrable Shares.

          (b) PRIORITY ON REGISTRATIONS. If a Piggyback Registration is an underwritten registration on behalf of the Corporation and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having a Material Adverse Effect, the Corporation will include in such registration (A) FIRST, the securities the Corporation proposes to sell, if any, (B) SECOND, the Registrable Shares requested to be included therein which in the opinion of such underwriters (after taking into account the securities to be sold pursuant to clause (A)) can be sold without having a Material Adverse Effect, allocated PRO RATA among the Holders of such Registrable Shares on the basis of the number of Registrable Shares owned by such Holders, with further successive PRO RATA allocations among the Holders of Registrable Shares if any such Holder has requested the registration of fewer than all such Registrable Shares he, she or it is entitled to register and (C) THIRD, other securities requested to be included in such registration which in the opinion of such underwriters can be sold (after taking into account the securities to be sold pursuant to clauses (A) and (B)) without having a Material Adverse Effect.


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

     3.   HOLDBACK AGREEMENTS.

          (a) Each of the Holders of Registrable Shares agrees not to effect any public sale or distribution of equity securities of the Corporation, including any public sale pursuant to Rule 144 under the Securities Act, or any securities convertible into or exchangeable or exercisable for such securities, during the period commencing 7 days prior to and ending 120 days after the effective date of any underwritten Piggyback Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

          (b) The Corporation agrees (i) not to effect any public sale or distribution of its equity securities including any public sale pursuant to Rule 144 under the Securities Act, or any securities convertible into or exchangeable or exercisable for such securities, during the period commencing 7 days prior to and ending 120 days after the effective date of any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the offering otherwise agree, and (ii) to cause each holder of at least 3% (on a fully-diluted basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, purchased from the Corporation at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the offering otherwise agree.

     4. REGISTRATION PROCEDURES. (a) Subject to Section 2, whenever the Holders of Registrable Shares have requested that any Registrable Shares be registered pursuant to the terms of this Agreement, the Corporation will use its best efforts to effect the registration of such Registrable Shares under the Securities Act in accordance with the intended method of disposition thereof and pursuant thereto the Corporation will as expeditiously as possible:

          (i) prepare and file with the Commission a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months with respect to any "shelf registration" and ninety days with respect to any other registration statement;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, and otherwise as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement; PROVIDED, HOWEVER, that, such period need not exceed nine months with respect to any "shelf registration" and ninety days with respect to any other registration statement;


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

          (iii) furnish to each seller of such Registrable Shares and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters;

          (iv) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller (provided, however, that the Corporation will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

          (v) cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Corporation are then listed;

          (vi) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;

          (vii) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of a majority of the Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares (including, without limitation, effecting a stock split or a combination of shares);

          (viii) make available for inspection by the seller of such Registrable Shares, any managing underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (ix) notify each seller of such Registrable Shares, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (x) notify each seller of such Registrable Shares of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;


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

          (xi) prepare and promptly file with the Commission and promptly notify each seller of such Registrable Shares of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

          (xii) advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     (b) Each of the Holders of Registrable Shares hereby agrees that upon receipt of any notice from the Corporation of the happening of any event of the kind described in paragraph (xi) of Section 4(a) hereof, such Holder will promptly discontinue such Holder's disposition of Registrable Shares pursuant to the registration statement relating to such Registrable Shares until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (xi) of Section 4(a) hereof, and, if so directed by the Corporation, will deliver to the Corporation all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registrable Shares at the time of receipt of such notice.

     5. REGISTRATION EXPENSES. All expenses incident to the Corporation's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, the expenses and fees for listing the securities to be registered on each securities exchange or other market on which any shares of Common Stock are then listed, and fees and disbursements of counsel for the Corporation and its independent certified public accountants, underwriters (excluding discounts and commissions attributable to the Registrable Shares included in such registration) and other Persons retained by the Corporation (all such expenses being herein called "REGISTRATION EXPENSES"), will be borne by the Corporation. In addition, the Corporation will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review and the expense of any liability insurance obtained by the Corporation.

     6.   INDEMNIFICATION.

          (a) The Corporation agrees to indemnify, to the fullest extent permitted by law, each seller of Registrable Shares, its officers, members, partners and directors and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, damages, liabilities and expenses (including, without limitation,


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attorneys' fees except as limited by Section 6(c) hereof) caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by such seller expressly for use therein or by such seller's failure to deliver a copy of the registration statement or prospectus or preliminary prospectus or any amendments or supplements thereto after the Corporation has furnished such seller with a sufficient number of copies of the same. In connection with an underwritten offering, the Corporation will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the sellers of Registrable Shares. The reimbursements required by this Section 6(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

          (b) In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller will furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, will indemnify the Corporation, its directors and officers and each underwriter (if any) and each Person who controls the Corporation or such underwriter (within the meaning of the Securities Act or the Exchange Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, attorneys' fees except as limited by Section 6(c) hereof) resulting from (i) any untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such seller expressly for use therein or (ii) such Seller's failure to comply with the provisions of Section 4(b) hereof; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares.

          (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (which consent will not be unreasonably withheld). The indemnified party will not settle any claim or liability without first providing the indemnifying party a reasonable opportunity to assume the defense. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the


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

reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.
 The Corporation also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Corporation's indemnification is unavailable for any reason.

     7. CURRENT PUBLIC INFORMATION. At all times after the Corporation has filed a registration statement with the Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Corporation will file in a timely manner all reports and documents required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Commission thereunder and will take such further action as any holder or holders of Registrable Shares may reasonably request, all to the extent required to enable such holders to sell Registrable Shares pursuant to (i) Rule 144 adopted by the Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission or (ii) a registration statement on Form S-3 or any similar registration form hereafter adopted by the Commission. Upon request, the Corporation shall deliver to any holder of Registrable Shares a written statement as to whether it has complied with such requirements.

     8. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. The Corporation will have the right to select the managing underwriters to administer any Piggyback Registration.

     9. REMEDIES. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     10. AMENDMENTS AND WAIVERS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the Corporation and the Holders of a majority of the Registrable Shares. Any waiver, permit, consent or approval of any kind or character on the part of any such Holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.

     11. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, executors and administrators of the parties hereto, whether so expressed or not. In addition and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of Holders of Registrable Shares are also for the benefit of, and enforceable by, any subsequent Holder of Registrable Shares who consents to be bound by this Agreement.

     12. FINAL AGREEMENT. This Agreement constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

     13. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     14. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

     15. NOTICES. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, three business days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service:

     If to the Holders of Registrable Shares, to the addresses set forth on the stock record books of the Corporation.

     If to the Corporation, to:

          Technology Specialists, Inc.
          801 Springdale Drive
          Suite 130
          Exton, Pennsylvania 19341

     With a copy to:

          Stanford J. Goldblatt
          Hopkins & Sutter
          Three First National Plaza
          Suite 3800
          Chicago, Illinois 60602


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

     16. GOVERNING LAW. All questions concerning the construction, validity and interpretation of, and the performance of the obligations imposed by, this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

     This Registration Agreement was executed on the date first set forth above.


                                       TECHNOLOGY SPECIALISTS, INC.


                                       By:  /s/ Robert Foley
                                          ------------------------------------
                                       Title:  CEO
                                             ---------------------------------

                                       TSI INVESTMENT COMPANY I, L.L.C.
                                       By:  King-Pigott, L.P., the Manager


                                       By:  /s/ Kenneth Pigott
                                          ------------------------------------
                                       Title:  a General Partner
                                             ---------------------------------


                                       TSI INVESTMENT COMPANY II, L.L.C.
                                       By:  King-Pigott, L.P., the Manager


                                       By:  /s/ Kenneth Pigott
                                          ------------------------------------
                                       Title:  a General Partner
                                             ---------------------------------



                                       /s/ Robert Foley, Jr.
                                       ---------------------------------------
                                       Robert Foley, Jr.



                                       /s/ Claire Reid
                                       ---------------------------------------
                                       Claire Reid


                                       CHEMICAL BANK

                                       By:  /s/ Edward Devine
                                          ------------------------------------
                                       Title:  Managing Director
                                             ---------------------------------

                                  SCHEDULE 1

TSI Investment Company I, L.L.C.

TSI Investment Company II, L.L.C.